Exhibit 99.1

LaserCard Corporation Reports Results for
Fiscal First Quarter Ended June 30, 2010

Mountain View, Calif. – July 29, 2010 – LaserCard Corporation (NASDAQ:LCRD), a leading provider of secure ID solutions, today announced financial results for its fiscal 2011 first quarter ended June 30, 2010.

Revenues for the first quarter of fiscal 2011 were $11.6 million, compared with $14.2 million in the prior quarter and $16.3 million in the same quarter a year ago.  GAAP net income for the first quarter of fiscal 2011 was $432,000, or $0.04 per diluted share, compared with GAAP net income of $853,000, or $0.07 per diluted share in the prior quarter, and GAAP net income of $1.9 million, or $0.16 per diluted share, in the same quarter a year ago.

Revenues from optical security media cards for the quarter were $6.3 million compared with $12.4 million in the first quarter of fiscal 2010.  Revenues from specialty cards and printers were $4.6 million compared with $3.2 million from the same quarter a year ago, with the remaining revenues coming from professional services and other products and services within the drive systems and services segment.  Optical security media card backlog at June 30, 2010 was $9.1 million.

LaserCard Corporation’s cash, cash equivalents, and investments were $34.7 million at June 30, 2010.  Debt at June 30, 2010 totaled $126,000.

Non-GAAP Results:

Non-GAAP net income for the first quarter of fiscal 2010 was $877,000, or $0.07 per diluted share, compared with non-GAAP net income of $2.2 million, or $0.18 per diluted share, for the same quarter a year ago.

Non-GAAP net income and net income per diluted share exclude expenses related to ASC 718 (formerly SFAS123R) stock-based compensation, the unrealized income (expense) relating to the fair value adjustment of auction rate securities and UBS put option agreement.

“Although revenue is down versus our prior quarter, we are pleased to realize a sixth consecutive quarter of profitability.  Revenue visibility over the coming several quarters has been reduced and we will be maintaining careful control of our cost structure as we advance,” said Robert DeVincenzi, President and CEO.

Earnings Results Conference Call
LaserCard will hold a conference call to discuss the Company's fiscal 2011 first quarter results today, July 29, 2010, at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.  For access to the conference call, please call 773-799-3302 by 1:50 p.m. Pacific Time.  A taped replay of the call will be available for one week.  To access the replay, please call 203-369-0999.  You will need to reference the passcode:  “LaserCard” and the conference leader: Robert DeVincenzi.  To listen to the call via the Internet, please log on to: www.lasercard.com or www.investorcalendar.com.  The Internet Webcast will be archived for one year.  This press release will be furnished to the SEC on a Form 8-K and posted to our web site prior to today’s conference call.

About LaserCard Corporation
LaserCard Corporation, together with its subsidiaries, is a leading provider of secure ID solutions to governments and commercial clients worldwide. It develops, manufactures, and integrates LaserCard® optical security media cards, multi-technology cards, encoders, peripherals, smart and specialty cards, biometrics, and modular software. The Company’s cards and systems are used in various applications, including citizen identification, border security, government service delivery and facility access.

For more information, please go to www.lasercard.com.

Forward Looking Statement Disclaimer

All statements contained in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws and are not historical facts or guarantees of future performance or events.  Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict.  As a result, our actual results may differ materially from the statements made.  Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates.  Examples of forward-looking statements in this release include statements regarding the company’s forward revenue visibility and anticipated cost control efforts.  This and other forward-looking statements in this press release are based upon our assumptions about and assessment of the future, which may or may not prove correct, and involve a number of risks and uncertainties including, but not limited to, any portion of our optical security media card backlog being cancelled by a customer, whether our cost control efforts will be successful as well as the risk factors detailed under the caption “Risk Factors” and elsewhere in the Company's Form 10-K and 10-Q filings with the Securities and Exchange Commission.  Due to these and other risks, future actual results could differ materially from the Company’s expectations.  These forward-looking statements speak only as to the date of this release, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our "recurring core business operating results," meaning our operating performance excluding not only non-cash charges, such as stock-based compensation, but also discrete items that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.  These non-GAAP financial measures may be different than those used by other companies, including our competitors.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation, unrealized fair-value adjustments, and plus or minus discrete items that are infrequent in nature, less the related tax effects of such items. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and fair-value adjustments. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. First, non-GAAP net income excludes some recurring costs, namely stock-based compensation. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	June 30,
	2010	2009

Revenues	$11,601	$16,308
Cost of product sales	7,070	9,705
Gross profit	4,531	6,603

Operating expenses:
Selling, general, and administrative expenses	3,701	4,074
Research and development expenses	286	371
Total operating expenses	3,987	4,445
Operating income	544	2,158

Other income, net	13	182

Income before income taxes	557	2,340

Provision for income tax	125	397

Net income	$432	$1,943

Net income per share:
Basic	$0.04	$0.16
Diluted	$0.04	$0.16

Weighted-average shares of common stock
used in computing net income per share:
Basic	12,245	12,113
Diluted	12,301	12,140

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
March 31, 2010 and 2009

	June 30,	March 31,
	2010	2010*
ASSETS
Current assets:
Cash and cash equivalents	$22,684	$33,180
Short-term investments	7,009	11,907
Accounts receivable, net of allowance of $29 at June 30, 2010	3,281	4,157
and $37 at March 31, 2010
Inventories, net of reserves of $891 at June 30, 2010	11,491	11,326
and $2,143 at March 31, 2010
Deferred contract costs	213	213
Prepaid and other current assets	992	1,280
Total current assets	45,670	62,063

Property and equipment, net of accumulated depreciation of $24,316 at June 30, 2010	9,120	9,409
and $23,904 at March 31, 2010
Equipment held for resale	7,155	7,155
Long-term investments	5,046	-
Patents and other intangibles, net	286	307
Notes receivable	210	230
Deferred contract costs	79	79
Other non-current assets	48	48
Total assets	$67,614	$79,291

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,267	$1,236
Accrued liabilities	2,800	4,539
Deferred income tax liability	173	191
Advance payments from customers	3,866	6,525
Short-term debt	-	7,865
Deferred revenue	533	533
Deferred rent	278	270
Capital lease obligation	74	76
Total current liabilities	8,991	21,235

Capital lease obligation, net of current portion	52	77
Advance payments from customers, net of current portion	24,505	24,505
Deferred revenue, net of current portion	3,306	3,306
Deferred rent, net of current portion	881	954
Income tax payable	308	308
Total liabilities	38,043	50,385

Stockholders' equity:
Preferred stock, $0.01 par value:
Authorized - 2,000,000 shares
Issued - none	—	—
Common stock, $0.01 par value
Authorized - 30,000,000 shares
Issued and outstanding - 12,263,048 shares at June 30, 2010
and 12,234,882 shares at March 31, 2010	123	122
Additional paid-in capital	69,896	69,492
Accumulated deficit	(40,383)	(40,815)
Accumulated other comprehensive income (loss)	(65)	107
Total stockholders' equity	29,571	28,906

Total liabilities and stockholders’ equity	$67,614	$79,291

*Amounts derived from audited consolidated financial statements

LASERCARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
March 31, 2010 and 2009
(In thousands)

	Three Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net income	$432	$1,943
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	656	683
Fixed asset disposal	-	5
Provision for doubtful accounts receivable	(11)	86
Provision for excess and obsolete inventory	(17)	116
Provision for warranty	(52)	(3)
Stock-based compensation	413	571
Put option loss on fair value	-	16
Mark to market, trading gain	-	(234)
Changes in operating assets and liabilities:
Decrease in accounts receivable	715	4,632
Decrease (increase) in inventories	(333)	2,018
Decrease in deferred contract costs	-	447
Decrease (increase) in other current assets	275	(267)
Increase in equipment held for resale	-	(51)
Decrease in other non-current assets	-	60
Increase (decrease) in accounts payable and accrued liabilities	(1,493)	717
Increase (decrease) in deferred income tax liabilities	(1)	7
Decrease in deferred revenue	-	(475)
Decrease in deferred rent	(64)	(56)
Decrease in advance payments from customers	(2,534)	(360)
Net cash provided by (used in) operating activities	(2,014)	9,855
Cash flows from investing activities:
Purchases of property and equipment	(480)	(175)
Acquisition of patents	(2)	(5)
Maturities of marketable securities	11,907	-
Purchases of marketable securities	(12,055)	-
Net cash used in investing activities	(630)	(180)
Cash flows from financing activities:
Tax benefit on carryforward of gain from exercise of common stock options	-	214
Employee's taxes (payment) withheld and paid for restricted stock	(9)	(6)
Net borrowing on revolving credit agreement	(7,865)	218
Principal payments on capital lease obligation	(23)	(22)
Net cash provided by (used in) financing activities	(7,897)	404
Effect of exchange rate changes on cash and cash equivalents	45	(1)
Net decrease (increase) in cash and cash equivalents	(10,496)	10,078
Cash and cash equivalents:
Beginning of period	33,180	15,912
End of period	$22,684	$25,990

Supplemental disclosures - cash payments for:
Income taxes	$40	$60
Interest expense	$28	$61

Supplemental schedule of non-cash investing activities:
Unrealized gain in fair value of investments in earnings	$-	$219

LASERCARD CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO MOST DIRECTLY
COMPARABLE FINANCIAL MEASURES (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	June 30,
	2010	2009

Non-GAAP net income:
GAAP net income	$432	$1,943
Stock-based compensation	413	571
Gain on fair value of investment	-	(234)
Loss related to the Put-Right option	-	15
Income tax effect of non-GAAP adjustments	32	(60)
Non-GAAP net income	$877	$2,235

Non-GAAP EPS:
Net income per share:
Basic	$0.07	$0.18
Diluted	$0.07	$0.18

Weighted-average shares of common stock
used in computing net income per share:
Basic	12,245	12,113
Diluted	12,301	12,140

As reported GAAP:
Net income per share:
Basic	$0.04	$0.16
Diluted	$0.04	$0.16

Weighted-average shares of common stock
used in computing net income per share:
Basic	12,245	12,113
Diluted	12,301	12,140